UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 30, 2021, Duke Energy Corporation (the “Corporation”) announced that Ms. Cynthia S. Lee has been appointed to the position of Vice President, Chief Accounting Officer and Controller, effective May 16, 2021. In connection with this promotion, the Compensation and People Development Committee of the Board of Directors of the Corporation, effective as of May 16, 2021, approved an increase in Ms. Lee’s annual base salary from $195,305 to $300,000, an increase in her short-term incentive opportunity from 30% to 45% of her annual base salary, and an increase in her long-term incentive opportunity from 30% to 75% of her annual base salary. Except as otherwise described in the Form 8-K dated March 30, 2021, Ms. Lee has not entered into, nor were any amendments made to, any material plans, contracts or arrangements in connection with her change in responsibilities.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Corporation held its Annual Meeting on May 6, 2021.

(b)	At the Annual Meeting, shareholders voted on the following items: (i) election of directors, (ii) ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2021, (iii) an advisory vote to approve the Corporation’s named executive officer compensation, (iv) an amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements, (v) a shareholder proposal regarding independent board chair, and (vi) a shareholder proposal regarding providing a semiannual report on the Corporation’s political contributions and expenditures. For more information on the proposals, see the Corporation’s proxy statement dated March 23, 2021. Set forth on the following pages are the final voting results for each of the proposals.

• Election of Director Nominees

Director	Votes For	Withheld	Broker Non-Votes	Votes Cast FOR Votes Cast FOR + WITHHELD
Michael G. Browning	440,689,097	59,490,958	149,096,477	88.11%
Annette K. Clayton	494,785,746	5,394,309	149,096,477	98.92%
Theodore F. Craver, Jr.	492,406,014	7,774,041	149,096,477	98.45%
Robert M. Davis	490,837,231	9,342,824	149,096,477	98.13%
Caroline Dorsa	479,655,580	20,524,475	149,096,477	95.90%
W. Roy Dunbar	494,438,390	5,741,665	149,096,477	98.85%
Nicholas C. Fanandakis	494,762,010	5,418,045	149,096,477	98.92%
Lynn J. Good	459,862,531	40,317,524	149,096,477	91.94%
John T. Herron	493,765,541	6,414,514	149,096,477	98.72%
E. Marie McKee	487,802,910	12,377,145	149,096,477	97.53%
Michael J. Pacilio	494,828,662	5,351,393	149,096,477	98.93%
Thomas E. Skains	493,723,940	6,456,115	149,096,477	98.71%
William E. Webster, Jr.	495,010,511	5,169,544	149,096,477	98.97%

Each director nominee was elected to the Board of Directors with the support of a majority of the votes cast.

• Ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2021

Votes For	Votes Against	Abstain	Broker Non-Votes	Votes Cast FOR Votes Cast FOR + AGAINST	Votes Cast FOR Votes Cast FOR + AGAINST + ABSTAIN
622,954,578	24,200,791	2,121,163	NA	96.26%	95.94%

The ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2021 received the support of a majority of the shares represented.

• Advisory vote to approve the Corporation’s named executive officer compensation

Votes For	Votes Against	Abstain	Broker Non-Votes	Votes Cast FOR Votes Cast FOR + AGAINST	Votes Cast FOR Votes Cast FOR + AGAINST + ABSTAIN
462,907,689	32,526,803	4,745,563	149,096,477	93.43%	92.54%

The advisory vote to approve the Corporation’s named executive officer compensation received the support of a majority of the shares represented.

• Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements

Votes For	Votes Against	Abstain	Broker Non-Votes	Votes Cast FOR Shares Outstanding
485,966,612	10,456,614	3,756,829	149,096,477	63.17%

The amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements failed to receive the support of 80% of the shares outstanding.

• Shareholder proposal regarding independent board chair

Votes For	Votes Against	Abstain	Broker Non-Votes	Votes Cast FOR Votes Cast FOR + AGAINST	Votes Cast FOR Votes Cast FOR + AGAINST + ABSTAIN
174,166,803	321,840,204	4,173,048	149,096,477	35.11%	34.82%

The shareholder proposal regarding independent board chair failed to receive the support of a majority of the shares represented.

• Shareholder proposal regarding providing a semiannual report on the Corporation’s political contributions and expenditures

Votes For	Votes Against	Abstain	Broker Non-Votes	Votes Cast FOR Votes Cast FOR + AGAINST	Votes Cast FOR Votes Cast FOR + AGAINST + ABSTAIN
257,262,883	238,252,758	4,664,414	149,096,477	51.91%	51.43%

The shareholder proposal regarding providing a semiannual report on the Corporation’s political contributions and expenditures received the support of a majority of the shares represented.

(c)	Not applicable.

(d)	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 11, 2021	By:	/s/ DAVID S. MALTZ
David S. Maltz
Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary